FORM 11-K




(Mark One)
  [X]             ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended           1999
                          ------------------
                                         OR
  [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to
                               -------------------      ------------
Commission file number             1-10312
                      -------------------------




              SYNOVUS FINANCIAL CORP. DIRECTOR STOCK PURCHASE PLAN



                             SYNOVUS FINANCIAL CORP.
                                901 FRONT AVENUE
                                    SUITE 301
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-2387












                                  Exhibit 99.2

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 1999, 1998, and 1997


                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

The Plan Administrator
Synovus Financial Corp. Director
    Stock Purchase Plan:


We have audited the accompanying statements of financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 1999 and 1998, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 1999 and 1998, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.





April 22, 2000

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                        Statements of Financial Condition

                           December 31, 1999 and 1998

                                    Assets                                                1999                  1998
                                                                                   -------------------   -------------------
Common stock of Synovus Financial Corp. at market value -
     3,418,411 shares (cost $19,600,992) in 1999 and 3,877,192 shares
     (cost $19,131,170) in 1998 (notes 2 and 6)                                 $      67,940,911            93,052,614
Dividends receivable                                                                      308,545               284,384
Cash                                                                                       21,000                15,000
Contributions receivable from Synovus Financial Corp. and
     participating subsidiaries                                                               819                    --
                                                                                   -------------------   -------------------
                                                                                $      68,271,275            93,351,998
                                                                                   ===================   ===================
                          Liabilities and Plan Equity

Plan equity (533 and 526 participants in 1999 and 1998,
     respectively)                                                              $      68,271,275            93,351,998
                                                                                   ===================   ===================

See accompanying notes to financial statements.

                                       2

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

               Statements of Operations and Changes in Plan Equity

                  Years ended December 31, 1999, 1998 and 1997

                                                                    1999                  1998                  1997
                                                              ------------------    ------------------    ------------------

Dividend income                                            $      1,273,695             1,179,702             1,044,400
Realized gain on distributions to participants
     (note 5)                                                    10,055,500             9,252,628             7,458,386
Unrealized (depreciation) appreciation of common
     stock of Synovus Financial Corp. (note 4)                  (25,581,525)             (910,599)           25,663,657
Contributions (notes 1 and 3):
     Participants                                                 1,804,619             1,769,790             1,675,537
     Synovus Financial Corp. and participating
        subsidiaries                                                900,536               884,904               837,778
                                                              ------------------    ------------------    ------------------
                                                                (11,547,175)           12,176,425            36,679,758
Withdrawals by participants - common stock
  of Synovus Financial Corp. at market
  value (653,778 shares in 1999, 473,414 shares
  in 1998 and 572,299 shares in 1997) (notes 5
     and 6)                                                     (13,533,548)          (11,719,830)           (9,681,144)
                                                              ------------------    ------------------    ------------------
              Increase (decrease) in Plan
                 equity for the year                            (25,080,723)              456,595            26,998,614

Plan equity at beginning of year                                 93,351,998            92,895,403            65,896,789
                                                              ------------------    ------------------    ------------------
Plan equity at end of year                                 $     68,271,275            93,351,998            92,895,403
                                                              ==================    ==================    ==================

See accompanying notes to financial statements.

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997





(1)    Description of the Plan

       The Synovus Financial Corp. Director Stock Purchase Plan (the "Plan") was implemented as of January 1, 1985. The Plan is designed to enable participating Synovus Financial Corp. ("Synovus") and subsidiaries' directors to purchase shares of Synovus common stock at prevailing market prices from contributions made by them and Synovus and participating subsidiaries (the "Participating Companies").

       Synovus Service Corp. serves as the Plan administrator. State Street Bank and Trust Company serves as the Plan agent, hereafter referred to as "Agent."

       Any person who currently serves or in the future is elected to serve as a member, advisory member, or emeritus member of the Board of Directors of any of the Participating Companies is eligible to participate in the Plan. Participants may contribute to the Plan only through cash contributions, automatic transfers of contributions from their designated demand deposit accounts, or a combination thereof. Participant contributions cannot exceed $1,000 per calendar quarter. Matching contributions to the Plan are to be made by the participating companies in an amount equal to one-half of each participant's contribution. All contributions to the Plan vest immediately.

       The Plan provides, among other things, that all expenses of administering the Plan shall be paid by Synovus. Brokers' fees, commissions, postage, and other transaction costs incurred in connection with the purchase in the open market of Synovus common stock under the Plan are included in the cost of such stock to each participant.

       The Plan provides that upon termination of participation in the Plan, each former participant will receive the shares of Synovus common stock held on his behalf by the Agent, together with a check for any fractional share interest and any remaining cash balance. A participant who terminates his participation in the Plan may not reenter the Plan until the expiration of a six-month waiting period.

       Participation in the Plan shall automatically terminate upon termination of a participant's status as a Board of Directors member whether by death, retirement, resignation, or otherwise.

       Synovus expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or the Participating Company prior to the date of such amendment or termination.

       Synovus reserves the right to suspend Participating Company contributions to the Plan if its Board of Directors feels that Synovus' financial condition warrants such action.


                                       4                         (Continued)

                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997


(2)    Summary of Accounting Policies

       The investment in Synovus common stock is stated at market value, which is based on the closing price at year-end obtained by using market quotations on the principal public exchange markets for which such security is traded. The December 31, 1999 and 1998 market values were $19.875 and $24.00 per share, respectively.

       The realized gain on distributions to participants is determined by computing the difference between the average cost per share and the market value per share at the date of the distribution to the participants.

       Dividend income is accrued on the record date.

       Contributions by participants and Participating Companies, as well as withdrawals, are accounted for on the accrual basis.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by the participating company. Cash dividends paid on Synovus common stock purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the Synovus common stock purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                       5                           (Continued)

                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997

(3)   Contributions

      Contributions by Participating Companies and by participants are as follows:

                                                       1999                       1998                       1997
                                              ------------------------  -------------------------   ------------------------
             Participating company             Company     Participants  Company     Participants    Company    Participants
      ------------------------------------    ----------   -----------  -----------  ------------   ----------  ------------
      Synovus Financial Corp.             $    29,500        59,000       28,167        56,330       27,000        54,666
      Columbus Bank and Trust Company         107,838       215,645      114,334       228,667      109,835       219,665
      Commercial Bank and Trust
         Company of Troup County               29,500        59,000       30,000        60,000       30,000        60,000
      Commercial Bank of Thomasville           21,000        42,000       20,000        40,000       22,000        44,000
      Security Bank and Trust Company
         of  Albany                            34,000        68,000       33,333        66,667       30,250        60,500
      Sumter Bank and Trust Company            28,500        57,000       28,000        56,000       27,334        54,666
      The Coastal Bank of Georgia              36,000        72,000       34,001        67,999       18,834        37,666
      First State Bank and Trust Company       19,000        38,000       21,500        43,000       16,500        33,000
      Bank of Hazlehurst                       16,000        32,000       17,000        34,000       16,000        32,000
      The Cohutta Banking Company              12,500        25,000       14,500        29,000       16,000        32,000
      Bank of Coweta                           27,000        54,000       28,500        57,000       25,000        50,000
      Citizens Bank and Trust of West Georgia  40,000        80,000       40,000        80,000       40,500        81,000
      First Community Bank of Tifton           24,000        48,000       24,000        48,000       23,667        47,999
      Quincy State Bank                        18,000        36,000       18,000        36,000       18,000        35,334
      Community Bank & Trust of Southeast
         Alabama                               22,500        45,000       27,000        54,000       25,500        51,000
      CB&T Bank of Middle Georgia              26,400        52,800       27,200        54,400       26,300        52,600
      First Coast Community Bank               18,056        36,111       16,667        33,333       17,889        35,777
      CB&T Bank of Russell County              13,332        26,666       13,332        26,666       13,110        26,222
      Sea Island Bank                          20,834        41,666       17,500        35,000       17,334        34,666
      Citizens First Bank                      24,667        49,333       24,334        48,666       25,167        50,333
      Athens First Bank and Trust Company      15,000        33,000       20,000        40,000       20,000        40,000
      Vanguard Bank and Trust                  20,000        40,000       20,000        40,000       19,000        38,000
      Bank of Pensacola                        18,000        36,000       18,000        36,000       16,000        32,000
      First Commercial Bank of Birmingham      26,000        51,999       26,000        51,999       26,001        52,000
      The Bank of Tuscaloosa                   36,833        73,666       37,334        74,666       33,500        67,000
      Sterling Bank                            22,000        44,000       21,334        42,666       20,000        40,000
      First National Bank of Jasper            18,667        37,334       18,334        36,666       20,167        40,333
      First Commercial Bank of Huntsville      22,056        44,667       22,667        45,333       21,167        42,333
      Tallahassee State Bank                   12,000        24,000       12,000        24,000       14,000        28,000
      Peachtree National Bank                  28,000        56,000       25,717        51,433       27,500        55,000
      The Citizens Bank of Ft. Valley          11,667        23,333       13,667        27,333       14,667        29,333
      The Citizens Bank of Cochran              4,666         9,333        4,666         9,333        4,722         9,444
      Citizens & Merchants State Bank          24,000        48,000       24,000        48,000       24,000        48,000
      The National Bank of South Carolina      38,834        77,666       37,500        75,000       30,834        61,000
      Bank of North Georgia                    30,200        60,400        6,317        12,633         --            --
      Georgia Bank & Trust                      2,986         6,000         --            --           --            --
      Synovus Trust Company                     1,000         2,000         --            --           --            --
                                              ----------   -----------  -----------  ------------   ----------  ------------
                    Total contributions   $   900,536      1,804,619     884,904     1,769,790      837,778     1,675,537

                                              ==========   ===========  ===========  ============   ==========  ============


                                       6                           (Continued)

                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997



(4)    Unrealized Appreciation (Depreciation) on Synovus Common Stock

       Changes in unrealized appreciation (depreciation) on Synovus common stock are as follows:

                                                                 1999              1998            1997
                                                             --------------     -----------     ------------

                Unrealized appreciation at end of year   $    48,339,919        73,921,444      74,832,043
                Unrealized  appreciation  at  beginning       73,921,444        74,832,043      49,168,386
                of year
                                                             --------------     -----------     ------------

                Unrealized appreciation  (depreciation)
                for the year                             $   (25,581,525)        (910,599)      25,663,657
                                                             ==============     ===========     ============

(5)    Realized Gain on Withdrawal Distributions to Participants

       The realized gain on withdrawal distributions to participants is summarized as follows:

                                                                 1999             1998             1997
                                                            ---------------    ------------    -------------
                Market value at date of distribution or
                    redemption of shares of Synovus
                    common stock                        $     13,533,548       11,719,830       9,681,144
                Less cost (computed on an average
                    cost basis) of shares of Synovus
                    common stock distributed or
                    redeemed                                   3,478,048       2,467,202        2,222,758
                                                            ---------------    ------------    -------------

                                                        $     10,055,500       9,252,628        7,458,386
                                                            ===============    ============    =============

(6)    Stock Split

       On April 23, 1998, the Synovus Board of Directors approved a three-for-two stock split, which was effective on May 21, 1998, in the form of a 50% stock dividend to shareholders of record as of May 7, 1998. Share and per share data for all periods presented in the accompanying financial statements and related notes has been restated to reflect the additional shares resulting from the stock split.

                                       7